Exhibit 24 - Consent of Certified Public Accountants

Moe O'Shaughnessy & Associates, P.S.
Certified Public Accountants

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Electronic Systems Technology, Inc.
Kennewick, Washington

We hereby consent to the use of our opinion, dated February 12, 2004 on the financial statements of Electronic Systems Technology, Inc., for the years ended December 31, 2003 and 2002 in the Form 10-KSB.

MOE O'SHAUGHNESSY & ASSOCIATES, P.S.

/s/ JENNY E. ANDERSON

Jenny E. Anderson,
Certified Public Accountant

Spokane, Washington
February 23, 2004